Notice of Grant of Award and Award Agreement	Advanced Energy Industries, Inc. ID: 84-0846841 1625 Sharp Point Drive Fort Collins, CO 80525 (970) 221-4670

NAME ADDRESS	Award Number: Plan: ID:

You have been granted an award of restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of Advanced Energy Industries, Inc. (the Company) common stock, subject to the terms and conditions in the 2008 Omnibus Incentive Plan and the 2008 Omnibus Incentive Plan Restricted Stock Unit Agreement, as follows:

Date of Grant:

Exercise Price Per Share:

Total Number of Shares Granted:

Type of Award:	Restricted Stock Unit

The award will vest in increments on the date(s) shown.

Shares	Vest Date

This award is granted under and governed by the terms and conditions of the Company's Award Plan, as amended, and the Award Agreement, all of which are attached and made a part of this document.

Advanced Energy Industries, Inc.

Garry Rogerson
Chief Executive Officer